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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-4 of Hexcel Corporation of our report dated January 18, 2001 relating to the financial statements of Hexcel Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Stamford, Connecticut
August 2, 2001